UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to § 240.14a-12.

ADVISORS SERIES TRUST

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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orinda ASSET MANAGEMENT	Orinda Asset Management, LLC 4 Orinda Way Suite 150-A Orinda, CA 94563	(925) 253-1300 main (877) 903-1313 toll free (925) 402-4225 fax www.orindafunds.com

Your Response is greatly needed.

August 1, 2014

Dear Fellow Shareholder:

First, we would like to apologize for all the attention you have been receiving from Orinda as of late.  We certainly understand how busy life can be.  There is an extremely important initiative in motion at Orinda that requires your attention and hopefully your response.   By now you likely have received a couple of packages in the mail concerning important initiatives to be voted on by shareholders.  The main purpose of this process is to obtain shareholder approval for a new investment advisory agreement.

In order to proceed with this important business of the funds, we need your proxy vote.

Your vote is truly important as every share counts towards meeting the quorum requirements for the shareholder meeting.  We need your help to secure the remaining shares needed.

Voting by one of the following methods is quick and easy:

1.	Vote by phone with a LIVE REPRESENTATIVE by calling toll free 1-800-249-7140. This voting option is available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

2.	Vote by phone on a touchtone line by calling the toll free number listed on your proxy card. Please have this proxy card available at the time of your call.

3.	Vote online by going to the Internet site found on your proxy card and entering the proxy voting control number also found on your card.

4.

Vote by mail by completing, signing and dating the enclosed proxy ballot and returning it in the postage-paid envelope provided in this package.  If convenient for you, please call in your vote or vote online so that your vote will be received in time for the adjourned special meeting on August 15th.

Please help us by taking a couple minutes now to vote your shares.   Thank you in advance for your help.

Sincerely,

Craig Kirkpatrick
Managing Partner, President
Orinda Asset Management

NOBO

orinda ASSET MANAGEMENT	Orinda Asset Management, LLC 4 Orinda Way Suite 150-A Orinda, CA 94563	(925) 253-1300 main (877) 903-1313 toll free (925) 402-4225 fax www.orindafunds.com

Your Response is greatly needed.

August 1, 2014

Dear Fellow Shareholder:

First, we would like to apologize for all the attention you have been receiving from Orinda as of late.  We certainly understand how busy life can be.  There is an extremely important initiative in motion at Orinda that requires your attention and hopefully your response.   By now you likely have received a couple of packages in the mail concerning important initiatives to be voted on by shareholders.  The main purpose of this process is to obtain shareholder approval for a new investment advisory agreement.

In order to proceed with this important business of the funds, we need your proxy vote.

Your vote is truly important as every share counts towards meeting the quorum requirements for the shareholder meeting.  We need your help to secure the remaining shares needed.

Voting by one of the following methods is quick and easy:

1.	Vote by phone by calling the toll free number listed on your proxy card. Please have this proxy card available at the time of your call.

2.	Vote online by going to the Internet site found on your proxy card and entering the proxy voting control number also found on your card.

3.

Vote by mail by completing, signing and dating the enclosed proxy ballot and returning it in the postage-paid envelope provided in this package.  If convenient for you, please call in your vote or vote online so that your vote will be received in time for the adjourned special meeting on August 15th.

Please help us by taking a couple minutes now to vote your shares.   Thank you in advance for your help.

Sincerely,

Craig Kirkpatrick
Managing Partner, President
Orinda Asset Management

OBO